                                                                 Exhibit (10)(o)

                 FOURTH AMENDMENT OF THE SUNDSTRAND CORPORATION
                           1989 RESTRICTED STOCK PLAN


         WHEREAS, the Sundstrand Corporation 1989 Restricted Stock Plan (the "Plan") was approved by the stockholders of the Corporation at the Corporation's April 20, 1989 annual meeting; and

         WHEREAS, the plan has previously been amended on three occasions, twice by resolutions adopted by the Corporation's Board of Directors (August 7, 1990 and November 2, 1995) and once by a formal amendment which was made effective as of June 1, 1998; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Corporation, pursuant to the November 21, 1995, resolution amending the Plan was authorized to adopt, but has not adopted, guidelines relating to the deferral of the removal of restrictions imposed on restricted shares granted under the Plan, and at its meeting of November 19, 1996, adopted an administrative rule relating to the vesting of restricted shares as of the first day of each month; and

         WHEREAS, it has been determined that it is appropriate to further amend the Plan to provide for a new form of benefit under the Plan to be called restricted stock units and to authorize restricted stock previously granted to participants to be converted into restricted stock unit grants.

         NOW, THEREFORE, the Sundstrand Corporation 1989 Restricted Stock Plan is hereby amended by this Fourth Amendment effective as of September 22, 1998, as follows:

         1. Section 4 of the Plan is amended by adding three new paragraphs to the end thereof which shall provide as follows:

         "In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the capital structure of the Company affecting the shares of the Company's common stock (a "Transaction"), such adjustment shall be made in the number of outstanding restricted stock grants under the Plan and in the number of outstanding restricted stock units held by a participant under the Plan (including, but not limited to, shares which are subject to outstanding restricted stock units, the receipt of which has been deferred in accordance with Section 11 hereof) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of shares subject to any grant shall always be a whole number.

         In the event of a Transaction which does not constitute a "Change of Control," shares granted to a participant under the Plan and restricted stock units held by a participant under the Plan shall continue in effect in accordance with their terms and the holder thereof shall be entitled to receive in respect of such shares and restricted stock units, the same number and kind of stock, securities, cash, property or other consideration that such shares or restricted stock units were entitled to receive in the Transaction; provided, however, that such stock, securities, cash, property or other consideration shall remain subject to the same conditions and restrictions as were applicable to the shares granted to a participant hereunder or restricted stock units held by a participant hereunder as existed immediately prior to the consummation of the Transaction.

         In the event of a Transaction which constitutes a Change in Control, any and all restrictions then applicable to shares granted to a participant or applicable to restricted stock units held by a participant shall immediately terminate as provided in Subparagraph (f) of Section 6; provided that a holder of restricted stock units hereunder, may make an election as provided in Section 11 hereof that such units shall remain outstanding following the Transaction in accordance with such election and the holder thereof shall be entitled to receive in respect thereof shares of common stock or other securities of the entity (or an affiliate thereof) which effected the Transaction, if any, provided such shares of common stock or other securities are publicly traded on a national securities exchange."

         2. The portion of Subparagraph (f) of Section 6 of the Plan which precedes the "Change in Control" definition shall be changed to provide as follows:

         "(f) The restrictions provided in this Section 6 on shares and the restrictions provided in Section 11 on restricted stock units shall automatically cease in the event of a Change in Control described below in this subparagraph."

         3. The Plan is amended by adding a new Section 11 which will follow
Section 10 and provide as follows:

         "11.       RESTRICTED STOCK UNITS.

                    (a) Effective as of September 22, 1998, any participant who has purchased shares under the Plan may, at such participant's sole discretion, have such shares converted into restricted stock units, which units shall be subject to the terms and conditions hereinafter set forth in this Section 11 of the Plan.

                    (b) Each restricted stock unit shall be evidenced by a certificate that shall specify the number of restricted stock units to which it applies, the period of restriction, and any other provisions as the Committee shall determine.

                    (c) Each restricted stock unit shall be subject to the same restrictions as were applicable to the share held by the participant under the Plan which was replaced by such restricted stock unit.

                    (d) Except as otherwise provided in this Section 11, restricted stock units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

                    (e) Unless the Committee otherwise provides in a restricted stock unit certificate, a restricted stock unit shall confer no rights as a stockholder of the Company on the holder thereof. The holder of a restricted stock unit shall be entitled to receive, upon payment by the Company of a cash dividend on its outstanding shares of Sundstrand Common Stock, a cash payment from the Company for each restricted stock unit then held by such participant equal to the per share dividend paid on the outstanding shares of Sundstrand Common Stock.

                    (f) In the event the employment of a participant who holds restricted stock units hereunder terminates the following shall apply:

                             (i) if the reason for employment termination is
                    because of normal retirement, death, total disability or early retirement with the consent of the Sundstrand Board of Directors or of the Committee, the restrictions with respect to the restricted stock units then held by such participant shall immediately terminate; or

                             (ii) if the reason for employment termination is
                    for any reason other than normal retirement, death, total disability or early retirement with the consent of the Sundstrand Corporation Board of Directors or of the Committee, the Company shall have the option for ninety (90) days following such termination of employment to cancel all or any part of the restricted stock units then held by such terminating participant on which the restrictions have not lapsed.

                    (g) Subject to Subparagraph (h) of this Section 11, on the date of the expiration or termination of the restrictions and the satisfaction of any other conditions prescribed by the Committee applicable to a restricted stock unit, each restricted stock unit shall entitle the holder thereof to receive one share.

                    (h) The holder of restricted stock units may elect to defer the issuance of any share underlying such restricted stock unit until such date as such holder shall choose, so long as such election is made in or prior to the calendar year preceding the calendar year in which such share would otherwise have been issued, but in no event less than six (6) months prior to the date on which such share would otherwise have been issued. The foregoing notwithstanding, upon the occurrence of each Potential Change in Control, the Company shall notify in writing each participant of the occurrence of such event and each Participant shall have the right within the 14 day period following receipt of such notice but in no event prior to the effective date of the "Change in Control" to which such notice relates to elect (i) in the case of restricted stock units on which the restrictions applicable to such units will terminate as the result of the Change in Control either to receive the underlying shares relating to such units or to defer the issuance of the shares underlying such units to such date as such holder shall choose, or (ii) in the case of restricted stock units on which the restrictions have previously lapsed but the issuance of the underlying shares has been deferred to either then receive the underlying shares or to defer the issuance of the shares underlying the restricted stock unit until such date as such shares would otherwise have been issued. For purposes of this Section 8.8, a "Potential Change in Control" means:

                           (i) The execution by the Company of a written
                  agreement which, if consummated, would constitute a Change in Control;

                           (ii) A public announcement (including any filing with
                  the Securities and Exchange Commission) by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934
                  Act), including any corporation or group of associated firms acting in concert, other than (i) the Company and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to any such plan, of an intention to take or consider taking actions which, if consummated, would constitute a Change in Control;

                           (iii) The acquisition, whether directly, indirectly,
                  beneficially (within the meaning of Rule 13d-3 of the 1934
                  Act), or of record, of securities of the Company representing fifteen percent (15%) or more in number of any class of its then-outstanding voting securities by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (i) the Company and/or (ii) an employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to any such plan. For this purpose, the ownership of record of fifteen percent (15%) or more in number of any class of the then-outstanding voting securities of the Company by a person engaged in the business of acting as a nominee for unrelated beneficial owners shall not in and of itself be deemed to constitute a Potential Change in Control; or

                           (iv) The occurrence of any other event that the Board
                  of Directors of Sundstrand determines is a Potential Change in Control.

                    (i) The holder of restricted stock units who has elected to defer the receipt of shares pursuant to Subparagraph (h) of this
         Section 11, may, at his or her discretion, at any time prior to the time such shares would otherwise be issued to such holder, on ten (10) days' prior written notice to the Company, elect to receive any or all of the shares such holder has deferred, provided that 10% of the number of shares the receipt of which is being accelerated shall be forfeited to the Company.


Executed at Rockford, Illinois as of the 22nd day of September, 1998.


                                      SUNDSTRAND CORPORATION

                                      By: /s/ Paul Donovan
                                          ------------------------------
                                      Title:     Paul Donovan
                                                 Executive Vice President and
                                                 Chief Financial Officer